Exhibit 99.1

LOS ANGELES SINGAPORE SELANGOR PENANG BANGKOK SUZHOU SHANGHAI

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 826-5051 info@BerkmanAssociates.com

Trio-Tech Third Quarter Revenue Nearly Triples to $10.8 Million

    Van Nuys, CA -- May 17, 2010 -- Driven by higher sales in each of the company's businesses, Trio-Tech International (AMEX:TRT) announced today that revenue for the third quarter ended March 31, 2010 increased 195% to $10,771,000 compared to $3,651,000 for the third quarter of fiscal 2009, and 74% compared to $6,190,000 for the second quarter of fiscal 2010.  The net loss from continuing operations attributable to Trio-Tech International's common shareholders for this year's third quarter was $142,000, or $0.04 per share, compared to a net loss from continuing operations for the third quarter of fiscal 2009 of $138,000, or $0.04 per share, and narrowed from the net loss for this year's second quarter of $557,000, or $0.17 per share.

    Net sales in the company's manufacturing segment increased more than fourfold to $7,384,000 for the third quarter of fiscal 2010 compared to $1,673,000 for the same period of the prior year, reflecting sharply higher sales of semiconductor test equipment products, as well as revenue of $848,000 from TT Solar, the company's new Singapore-based solar energy products and services business.  "We believe that demand for our semiconductor test equipment continued to benefit from the recovery of the global semiconductor market that became evident late last year.  Results also benefited from the strong performance of TT Solar in its first full quarter of operations and, in view of the Singapore government's commitment to expanding investment in green technologies, we are hopeful about TT Solar's future growth," said SW Yong, Trio-Tech's CEO.

    Revenue from the testing segment increased to $2,854,000 for this year's third quarter compared to $1,842,000 for the third quarter of fiscal 2009, as an increase in capacity at the company's facility in Malaysia enabled it to accept more orders from a major customer. Revenue at PT SHI Indonesia, a Batam-based manufacturer, equipment fabricator and provider of project management services for the oil and gas industries which Trio-Tech acquired earlier this fiscal year, was $101,000 for this year's third quarter.

    Overall gross margin increased to $2,051,000, or 19% of revenue, for this year's third quarter compared to $809,000, or 22% of revenue, for the third quarter of fiscal 2009, and $960,000, or 16% of revenue for the second quarter of 2010.  "The gains in testing segment revenue and gross margin contributed significantly to the increase in overall gross margin.  This increase was partially offset by low margins in our solar and fabrication businesses, as we compete to gain share in these new markets.  This was the anticipated short-term consequence of our strategy to grow our company for the long term.  We expect the profitability of our new businesses to improve over time," Yong said.

(more)

16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Third Quarter Revenue Nearly Triples to $10.8 Million
May 17, 2010
Page Two

    "Increased volume in our core semiconductor testing equipment and services businesses is a welcome development, and we are encouraged by the positive trends we see in the electronics industry worldwide.  At the same time, our strategy to add new sources of revenue is beginning to generate the incremental growth we anticipated.  We believe that PT SHI Indonesia is well positioned to benefit from growth in the Indonesian oil and gas industry and that TT Solar gives us a meaningful toe-hold in the emerging green energy business in Singapore," Yong said.

    For the nine months ended March 31, 2010, revenue increased 54% to $24,054,000 compared to $15,667,000 for the first nine months of fiscal 2009.  The net loss from continuing operations for this year's first nine months was $1,231,000, or $0.38 per share.  This compares to a net loss from continuing operations for the first nine months of fiscal 2009 of $843,000, or $0.27 per share.

    At March 31, 2010, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $8,939,000 ($2.77 per outstanding share), working capital of $7,198,000, and shareholders' equity of $19,168,000 ($5.94 per outstanding share).  At June 30, 2009, cash and cash equivalents, restricted term deposits and short-term deposits were $11,468,000 ($3.55 per outstanding share), working capital was $9,302,000, and shareholders' equity was $19,864,000 ($6.16 per outstanding share).

About Trio-Tech

    Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group pursuing aggressive interest in semiconductor test and manufacturing, oil and gas equipment fabrication, solar products and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.ttsolar.com.

Forward-Looking Statements

    This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following:  the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.  Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue	2010	2009	2010	2009
Products	$7,627	$1,722	$14,628	$7,688
Services	2,854	1,842	8,104	7,635
Fabrication Services	101	--	805	--
Others	189	87	517	344
	10,771	3,651	24,054	15,667
Cost of Sales
Cost of products sold	6,475	1,316	12,546	6,213
Cost of services rendered	1,945	1,493	5,718	5,654
Cost of fabrication services rendered	254	--	1,447	--
Others	46	33	117	52
	8,720	2,842	19,828	11,919

Gross Margin	2,051	809	4,226	3,748

Operating Expenses / (Gains) :
General and administrative	1,657	1,094	4,661	4,385
Selling	183	73	410	279
Research and development	9	10	29	30
Impairment loss	--	95	--	319
(Gain) / loss on disposal of property, plant and equipment	(4)	16	(5)	(138)
Total operating expenses	1,845	1,288	5,095	4,875

(Loss) / Income from Operations	206	(479)	(869)	(1,127)

Other Income / (Expenses)
Interest expense	(49)	(25)	(123)	(129)
Other income	24	128	159	478
Total other income (expenses)	(25)	103	36	349

(Loss) / Income from Continuing Operations before Income Taxes	181	(376)	(833)	(778)

Income Tax Expenses (Benefits)	78	(139)	50	(103)

(Loss) / Income From Continuing Operations before non controlling interest	103	(237)	(883)	(675)

(LOSS) / INCOME FROM DISCONTINUED OPERATION	14	(24)	(32)	(464)

NET (LOSS) INCOME	$117	$(261)	$(915)	$(1,139)

Comprehensive Income (loss):

Net (Loss) Income	$117	$(261)	$(915)	$(1,139)

Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(827)	(710)	(489)	(1,338)

Total other comprehensive income / (loss), net of tax	(827)	(710)	(489)	(1,338)

Comprehensive (loss) income	(710)	(971)	(1,404)	(2,527)

Comprehensive (loss) income attributable to non-controlling interest	(794)	(263)	(581)	4

Comprehensive (loss) income attributable to Trio-Tech International	$84	$(708)	$(823)	$(2,531)

Loss per share from Continuing operations - Basic and Diluted	$(0.04)	$(0.04)	$(0.38)	$(0.27)
Loss per share from Discontinued operation - Basic and Diluted	0.00	(0.01)	(0.01)	(0.14)

Loss per share - Basic and Diluted	$(0.04)	$(0.05)	$(0.39)	$(0.41)

Weighted Average Shares Outstanding - Basic and Diluted	3,227	3,227	3,227	3,227

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES) (UNAUDITED)

	March 31,	June 30,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash & cash equivalent	$3,611	$6,037
Short-term deposits	1,748	1,994
Trade accounts receivable, net	9,324	3,981
Other receivables	568	279
Inventories, net	1,481	1,184
Prepaid expenses and other current assets	259	167

Total current assets	16,991	13,642

INVESTMENT PROPERTY IN CHINA, Net	3,042	2,935
PROPERTY, PLANT AND EQUIPMENT, Net	11,543	6,607
GOODWILL	431	--
OTHER ASSETS	700	1,326
RESTRICTED TERM DEPOSITS	3,580	3,437

TOTAL ASSETS	$36,287	$27,947

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Line of credit	$1,213	$--
Accounts payable	5,139	1,025
Accrued expenses	2,349	1,769
Income taxes payable	206	202
Current portion of bank loans payable	809	1,266
Current portion of capital leases	77	78

Total current liabilities	9.793	4,340

BANK LOANS PAYABLE, net of current portion	2,592	237
CAPITAL LEASES, net of current portion	--	52
DEFERRED TAX LIABILITIES	588	526
OTHER NON-CURRENT LIABILITIES	647	10

TOTAL LIABILITIES	13,620	5,165

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 3, 227,430 shares
issued and outstanding at March 31, 2010, and June 30, 2009, respectively	10,365	10,365
Paid-in capital	1,573	1,446
Accumulated retained earnings	5,596	6,859
Accumulated other comprehensive loss-translation adjustments	1,634	1,194

Total Trio-Tech International shareholders' equity	19,168	19,864

NONCONTROLLING INTEREST	3,499	2,918

TOTAL EQUITY	22,667	22,782

TOTAL LIABILITIES AND EQUITY	$36,287	$27,947